Exhibit 99.1

Quarterly Earnings Review

October 19, 2010

Table of Contents

Non-GAAP Financial Measures	2

Third Quarter 2010 Financial Highlights	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Operations of Consolidated Asset Management Funds	9

Foreign Exchange and Other Trading Revenue	9

Investment Securities Portfolio	10

Capital	11

Nonperforming Assets	11

Allowance for Credit Losses, Provision and Net Charge-offs	12

Discontinued Operations	12

Review of Businesses	12

• Asset Management	13

• Wealth Management	14

• Asset Servicing	15

• Issuer Services	16

• Clearing Services	17

• Treasury Services	18

• Other	19

Supplemental Information – Explanation of Non-GAAP Financial Measures	20

Cautionary Statement	23

BNY Mellon 3Q10 Quarterly Earnings Review

NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations, is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided the measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses) and noncontrolling interests related to consolidated asset management funds and expense measures excluding items, such as merger and integration (“M&I”) expenses, intangible amortization expenses, special litigation reserves taken in the first quarter of 2010; and measures which utilize net income excluding tax items such as the discrete tax benefits related to a tax loss on mortgages and the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of GIS and BAS in the third quarter of 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net investment securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other group of businesses. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interest related to the consolidation of certain assets management funds permits investors to view revenue on a basis consistent with prior periods. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding the discrete tax benefits related to a tax loss on mortgages permits investors to calculate the tax impact of BNY Mellon’s primary businesses. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

In this Earnings Review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

•	Revenue: Investment securities gains (losses) and income from consolidated asset management funds, net of noncontrolling interest.

•	Noninterest expense: Special litigation reserves taken in the first quarter of 2010, M&I expenses, intangible amortization expense and restructuring charges.

•	Earnings per share: M&I expenses, restructuring charges and net investment securities gains (losses).

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BNY Mellon 3Q10 Quarterly Earnings Review

THIRD QUARTER 2010 FINANCIAL HIGHLIGHTS

	Income after tax from continuing operations (a)			EPS from continuing operations (a)(b)
	(in millions)							3Q10 vs.
	3Q09	2Q10	3Q10	3Q09		2Q10	3Q10	3Q09	2Q10
Earnings:
Continuing operations – GAAP	$(2,439)	$668	$625	$(2.04)		$0.55	$0.51	N/M	(7)%
Non-GAAP adjustments (a)	3,081	—	45	2.57		—	0.04

Subtotal Non-GAAP operating basis	642	668	670	0.54	(c)	0.55	0.55	2%	—%
Intangible amortization	65	60	70	0.05		0.05	0.06

Continuing operations – Non-GAAP	$707	$728	$740	$0.59		$0.60	$0.61	3%	2%

KEY POINTS (comparisons are unannualized 3Q10 vs. 2Q10 unless otherwise stated)

•	Operating earnings (excluding intangible amortization) increased 2%
-	Fee revenue benefited from higher asset and wealth management revenue and a 17% increase in securities servicing fees reflecting the Global Investment Servicing (“GIS”) and BHF Asset Servicing GmbH (“BAS”) acquisitions (collectively, “the Acquisitions”) partially offset by seasonally lower foreign exchange revenue
-	Net interest revenue decreased slightly as lower spreads more than offset the impact of higher average interest-earning assets
-	Noninterest expenses increased 13% reflecting the Acquisitions
-	Effective tax rate of 26.4% on a GAAP basis, 27.3% on an operating basis (Non-GAAP) reflecting a discrete benefit of approximately $0.02 per common share, largely driven by a change in state and local tax laws
•	Record levels of AUC/A and AUM
-	AUC/A of $24.4 trillion, up 10% year-over-year, driven by the Acquisitions
-	AUM of $1.14 trillion, up 18% year-over-year
-	Long-term inflows $11 billion in 3Q10
-	Short-term inflows $18 billion in 3Q10
•	Strong asset quality
-	Provision for credit losses of $(22) million
-	Criticized assets declined 26%
•	Tier 1 12.2%, Tier 1 common 10.7% and TCE 5.3% (Non-GAAP)
-	Raised $677 million (25.9 million shares) of common equity via a forward sale agreement which settled in mid-September 2010
-	The Acquisitions, net of the equity raise, reduced the Tier 1 / Tier 1 common ratios by approximately 185 basis points and the TCE ratio by approximately 100 basis points

(a)	See Supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $ – million in the third quarter of 2009, $7 million in the second quarter of 2010 and $5 million in the third quarter of 2010.
(c)	Does not foot due to rounding.

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BNY Mellon 3Q10 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2009		2010					3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr		2nd Qtr		3rd Qtr	3Q09	2Q10
Revenue:
Fee and other revenue – GAAP	$(2,223)	$2,577	$2,529		$2,555		$2,668
Less: Investment securities gains (losses)	(4,833)	15	7		13		6

Total fee revenue – GAAP	$2,610	$2,562	$2,522		$2,542		$2,662	2%	5%
Income of consolidated asset management funds, net of noncontrolling interests	—	—	41	(a)	32	(a)	49 (a)
Total fee revenue – Non-GAAP	2,610	2,562	2,563		2,574		2,711	4	5
Net interest revenue – GAAP	716	724	765		722		718	—	(1)
Total revenue excluding investment securities gains (losses) – Non-GAAP (b)	3,326	3,286	3,328		3,296		3,429 (c)	3	4
Provision for credit losses	$147	$65	$35		$20		$(22)

Expense:
Noninterest expense – GAAP	$2,311	$2,564	$2,440		$2,316		$2,611
Less: Special litigation reserves	N/A	N/A	164		N/A		N/A
M&I expenses	54	52	26		14		56
Restructuring charges	(5)	139	7		(15)		15
Amortization of intangible assets	104	107	97		98		111
Total noninterest expense – Non-GAAP	2,158	2,266	2,146		2,219		2,429 (c)	13	9

Income:
Income (loss) from continuing operations	$(2,438)	$713	$626		$702		$614	N/M	(13)%
Net (income) loss attributable to noncontrolling interests, net of tax	(1)	(1)	(25	) (a)	(34	) (a)	11 (a)

Income (loss) from continuing operations, net of tax	(2,439)	712	601		668		625
Income (loss) from discontinued operations, net of tax	(19)	(119)	(42)		(10)		(3)
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$(2,458)	$593	$559		$658		$622

Key Metrics (Continuing operations):
Pre-tax operating margin – GAAP (d)	N/M	20%	26%		30%		24%
Non-GAAP adjusted (d)	31%	29%	34%		32%		30%

Return on common equity (annualized) – GAAP (d)	N/M	9.8%	8.2%		8.8%		7.8%
Non-GAAP adjusted (d)	9.9%	10.1%	10.6%		9.5%		9.2%

Return on tangible common equity (annualized)
Non-GAAP (d)	N/M	33.0%	25.8%		25.8%		26.3%
Non-GAAP adjusted (d)	31.5%	31.1%	30.2%		25.5%		27.9%

Fee revenue as a percent of total revenue excluding securities gains (losses)	78%	78%	75%		76%		78%

Percent of non-U.S. fee and net interest revenue including noncontrolling interests related to consolidated asset management funds	31%	36%	35%		35%		36%

Period end:
Employees	42,000	42,200	42,300		42,700		47,700
Market capitalization	$34,911	$33,783	$37,456		$29,975		$32,413
Common shares outstanding	1,204,244	1,207,835	1,212,941		1,214,042		1,240,454
(a)	Includes income of $(24) million, income of $(33) million and a loss of $12 million of noncontrolling interests related to consolidated asset management funds in the first, second and third quarters of 2010, respectively.
(b)	Total revenue – GAAP was $(1.507) billion, $3.301 billion, $3.359 billion, $3.342 billion and $3.423 billion, respectively.
(c)	The third quarter of 2010 includes $235 million of total revenue and $185 million of noninterest expense from the Acquisitions.
(d)	See Supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
N/A	– Not applicable.
N/M	– Not meaningful.
Note:	Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

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BNY Mellon 3Q10 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2009		2010			3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Market value of assets under management at period-end (in billions)	$966	$1,115	$1,105	$1,047	$1,141	18%	9%

Market value of assets under custody and administration at period-end (in trillions)	$22.1	$22.3	$22.4	$21.8	$24.4	10%	12%

Market value of securities on loan at period-end (in billions) (a)	$299	$247	$253	$248	$279	(7)%	13%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing business.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management from June 30, 2010 to Sept. 30, 2010 by businesses-preliminary
(in billions)	Asset Management		Wealth Management		Total
Market value of assets under management at June 30, 2010	$976		$71		$1,047
Net inflows:
Long-term	11		—		11
Money market	18		—		18
Total net inflows	29		—		29
Net market/currency impact	61		4		65
Market value of assets under management at Sept. 30, 2010	$1,066	(a)	$75	(b)	$1,141

(a)	Excludes $5 billion subadvised for the Wealth Management business.
(b)	Excludes private client assets managed in the Asset Management business.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period end (a)	2009		2010
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Equity	34%	31%	32%	30%	31%
Money market	39	32	30	30	30
Fixed income	17	21	21	23	22
Alternative investments and overlay	10	16	17	17	17
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

Market indices	2009		2010			3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
S&P 500 Index (a)	1057	1115	1169	1031	1141	8%	11%
S&P 500 Index-daily average	995	1088	1123	1135	1095	10	(4)
FTSE 100 Index (a)	5134	5413	5680	4917	5549	8	13
FTSE 100 Index-daily average	4708	5235	5431	5361	5312	13	(1)
NASDAQ Composite Index (a)	2122	2269	2398	2109	2369	12	12
Lehman Brothers Aggregate BondSM Index (a)	304	301	300	299	329	8	10
MSCI EAFE® Index (a)	1553	1581	1584	1348	1561	1	16
NYSE Share Volume (in billions)	126	112	103	140	104	(17)	(26)
NASDAQ Share Volume (in billions)	144	131	143	159	129	(10)	(19)
(a)	Period end.

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BNY Mellon 3Q10 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue	2009		2010						3Q10 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr		2nd Qtr		3rd Qtr		3Q09	2Q10
Securities servicing fees:
Asset servicing	$600	$621	$608		$622		$832		39%	34%
Securities lending revenue	43	29	29		46		38		(12)	(17)
Issuer services	359	368	333		354		364		1	3
Clearing services	236	223	230		245		252		7	3
Total securities servicing fees	1,238	1,241	1,200		1,267		1,486		20	17
Asset and wealth management fees	664	746	686		686		696		5	1
Foreign exchange and other trading revenue	246	246	262		220		146		(41)	(34)
Treasury services	128	134	131		125		132		3	6
Distribution and servicing	73	57	48		51		56		(23)	10
Financing-related fees	56	57	50		48		49		(13)	2
Investment and other income	205	81	145		145		97		(53)	(33)
Total fee revenue – GAAP	$2,610	$2,562	$2,522		$2,542		$2,662		2%	5%
Income of consolidated asset management funds, net of noncontrolling interests	—	—	41	(a)	32	(a)	49	(a)	N/M	53
Total fee revenue – Non-GAAP	$2,610	$2,562	$2,563		$2,574		$2,711	(b)	4%	5%
Net securities gains (losses)	(4,833)	15	7		13		6		N/M	N/M
Total fee and other revenue – Non-GAAP (b)	$(2,223)	$2,577	$2,570		$2,587		$2,717		N/M	5%
Fee revenue as a percent of total revenue excluding securities gains (losses)	78%	78%	75%		76%		78%
(a)	Includes $25 million, $29 million and $36 million previously included in asset and wealth management fees and $16 million, $3 million and $13 million previously included in investment and other income for the first, second and third quarters of 2010, respectively. See page 9.
(b)	Total fee and other revenue on a GAAP basis was $(2,223) million, $2,577 million, $2,529 million, $2,555 million and $2,668 million, respectively. Total fee revenue from the Acquisitions was $234 million in the third quarter of 2010.

N/M - Not meaningful.

KEY POINTS

•	Asset servicing fees – The year-over-year and sequential growth reflects the Acquisitions, higher market values, new business and asset inflows from existing clients.
•

Securities lending revenue – The year-over-year decrease reflects narrower spreads and lower loan balances while the sequential decrease reflects seasonally lower spreads, partially offset by higher loan balances.

•

Issuer services fees – The increase year-over-year reflects higher Depositary Receipts revenue resulting from higher corporate action fees partially offset by lower Corporate Trust fee revenue resulting from decreased activity in the global debt markets and lower Shareowner Services revenue reflecting lower corporate action fees and lower employee stock option plan fees. The sequential increase resulted from higher Depositary Receipts revenue, partially offset by lower Shareowner Services fee revenue due to seasonality.

•

Clearing services fees – Year-over-year results reflect the impact of the GIS acquisition partially offset by lower transaction volumes and lower money market related distribution fees. The sequential increase reflects the GIS acquisition partially offset by lower transaction volumes.

•

Asset and wealth management fees totaled $696 million in the third quarter of 2010. Adjusted for performance fees and income from consolidated asset management funds, net of noncontrolling interests, these fees totaled $716 million, an increase of 8% compared with the prior year period and 3% (unannualized) sequentially (see page 20). The year-over-year increase reflects improved market values, the Insight acquisition and the impact of net new business. The sequential increase primarily reflects the impact of net new business and higher market values.

•

Foreign exchange and other trading revenue totaled $146 million compared with $246 million in the prior year period and $220 million in the second quarter of 2010. In the third quarter of 2010, foreign exchange revenue totaled $160 million, a decrease of 35% sequentially, driven primarily by seasonality and lower volatility. Other trading revenue was a negative $14 million in the third quarter of 2010, largely driven by a decline in long-term interest rates.

•

Investment and other income decreased $108 million year-over-year and $48 million sequentially. The year-over-year decrease reflects lower lease residual gains and a gain on the sale of VISA shares in the third quarter of 2009. The sequential decrease was primarily driven by lower foreign currency translation revenue.

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BNY Mellon 3Q10 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue	2009		2010			3Q10 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09		2Q10
Net interest revenue (non-FTE)	$716	$724	$765	$722	$718	—%		(1)%
Net interest revenue (FTE)	721	729	770	727	723	—		(1)
Net interest margin (FTE)	1.85%	1.77%	1.89%	1.74%	1.67%	(18	) bps	(7	) bps
Selected average balances:
Cash/interbank investments	$64,762	$71,173	$71,788	$73,673	$74,803	16%		2%
Trading account securities	1,973	2,090	2,075	2,752	3,194	62		16
Securities	53,889	55,573	55,352	54,030	57,993	8		7
Loans	34,535	35,239	34,214	36,664	36,769	6		—

Interest-earning assets	155,159	164,075	163,429	167,119	172,759	11		3
Interest-bearing deposits	93,632	98,404	101,034	99,963	104,033	11		4
Noninterest-bearing deposits	34,920	34,991	33,330	34,628	33,198	(5)		(4)

Selected average yields/rates:
Cash/interbank investments	1.00%	0.94%	0.89%	0.82%	0.83%
Trading account securities	2.30	2.53	2.49	2.62	2.57
Securities	3.20	3.36	3.67	3.62	3.41
Loans	2.63	2.38	2.46	2.30	2.23
Interest-earning assets	2.14	2.09	2.18	2.08	2.03
Interest-bearing deposits	0.11	0.12	0.16	0.17	0.19
Average cash/interbank investments as a percentage of average interest-earning assets	42%	43%	44%	44%	43%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	23%	21%	20%	21%	19%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $718 million in 3Q10 and was flat compared with 3Q09 as a higher yield on the restructured investment securities portfolio and higher average interest-earning assets were offset by lower spreads. Sequentially, net interest revenue decreased slightly as lower spreads more than offset the impact of higher average interest-earning assets.

•

The net interest margin (FTE) was 1.67% in 3Q10, compared with 1.74% in 2Q10 and 1.85% in 3Q09. The decrease in the net interest margin compared with 2Q10 reflects higher average interest-earning assets in a lower rate environment.

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BNY Mellon 3Q10 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense	2009		2010			3Q10 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Staff:
Compensation	$747	$766	$753	$763	$850	14%	11%
Incentives	242	266	284	272	289	19	6
Employee benefits	168	189	183	199	205	22	3
Total staff	1,157	1,221	1,220	1,234	1,344	16	9
Professional, legal and other purchased services	265	278	241	256	282	6	10
Software and equipment	171	178	169	162	187	9	15
Net occupancy	142	141	137	143	150	6	5
Distribution and servicing	97	91	89	90	94	(3)	4
Business development	45	76	52	68	63	40	(7)
Sub-custodian	49	55	52	65	60	22	(8)
Other	232	226	186	201	249	7	24
Subtotal	2,158	2,266	2,146	2,219	2,429 (a)	13	9
Special litigation reserves	N/A	N/A	164	N/A	N/A	N/M	N/M
Amortization of intangible assets	104	107	97	98	111	7	13
Restructuring charges	(5)	139	7	(15)	15	N/M	N/M
M&I expenses	54	52	26	14	56	4	N/M
Total noninterest expense	$2,311	$2,564	$2,440	$2,316	$2,611	13%	13%
Total staff expense as a percentage of total revenue	N/M	37%	36%	37%	39%
Total staff expense as a percentage of total revenue excluding securities gains (losses)	35%	37%	36%	37%	39%
(a)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010.

N/A – Not applicable.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) increased 13% year-over-year primarily due the Acquisitions, the Insight acquisition, higher compensation expense, business development, software and litigation expenses.

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) increased 9% (unannualized) sequentially primarily due to the Acquisitions, higher litigation and software expenses.

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BNY Mellon 3Q10 Quarterly Earnings Review

OPERATIONS OF CONSOLIDATED ASSET MANAGEMENT FUNDS

On Jan. 1, 2010, we adopted ASC 810 (SFAS No. 167). Adoption of this standard resulted in an increase in consolidated total assets on our balance sheet at Sept. 30, 2010 of $14.5 billion, or approximately 7% from Dec. 31, 2009.

We also separately disclosed the following on the income statement.

Income from consolidated asset management funds, net of noncontrolling interests (in millions)	1Q10	2Q10	3Q10
Operations of consolidated asset management funds	$65	$65	$37
Less: Noncontrolling interest of consolidated asset management funds	24	33	(12)
Income from consolidated asset management funds, net of noncontrolling interests	$41	$32	$49

These line items were previously disclosed on the income statement as:

(in millions)	1Q10	2Q10	3Q10
Asset and wealth management revenue	$25	$29	$36
Investment and other income	16	3	13
Total	$41	$32	$49

FOREIGN EXCHANGE AND OTHER TRADING REVENUE

Foreign exchange and other trading revenue	2009		2010
(in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Foreign exchange	$191	$201	$175	$246	$160
Fixed income	76	54	80	(32)	(7)
Credit derivatives (a)	(27)	(11)	(2)	4	(6)
Other	6	2	9	2	(1)
Total	$246	$246	$262	$220	$146
(a)	Used as economic hedges of loans.

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BNY Mellon 3Q10 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2010, the fair value of our investment securities portfolio totaled $62 billion. The unrealized pre-tax gain on our total securities portfolio was $643 million at Sept. 30, 2010 compared with $292 million at June 30, 2010 and an unrealized pre-tax loss of $1.4 billion at Sept. 30, 2009.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	June 30, 2010	3Q10 change in unrealized gain/ (loss)	Sept. 30, 2010			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollar amounts in millions)	Fair value		Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list: (b)
European floating rate notes (c)	$4,527	$18	$5,315	$4,898		92%	$(417)	94%	6%	—%	—%	—%
Commercial MBS	2,357	49	2,287	2,355		103	68	92	5	2	1	—
Prime RMBS	1,568	29	1,568	1,480		93	(88)	51	14	7	28	—
Alt-A RMBS	729	24	732	704		74	(28)	29	6	—	65	—
Subprime RMBS	501	40	742	526		71	(216)	66	12	7	15	—
Credit cards	543	1	511	514		98	3	2	97	1	—	—
Other	361	7	323	339		51	16	3	1	24	22	50
Total Watch list (b)	10,586	168	11,478	10,816		82	(662)	75	11	3	10	1
Agency RMBS	19,039	(40)	19,143	19,662		103	519	100	—	—	—	—
Sovereign debt/sovereign guaranteed	7,126	(6)	8,778	8,851		101	73	100	—	—	—	—
U.S. Treasury securities	5,948	57	8,658	8,810		102	152	100	—	—	—	—
Grantor Trust (d):
Alt-A RMBS	2,536	108	2,254	2,543		64	289	3	4	4	89	—
Prime RMBS	1,969	30	1,741	1,909		75	168	2	3	1	94	—
Subprime RMBS	148	7	127	155		69	28	14	—	—	86	—
Foreign covered bonds	—	10	3,013	3,023		100	10	97	3	—	—	—
FDIC-insured debt	2,546	(2)	2,542	2,601		102	59	100	—	—	—	—
U.S. Government agency debt	1,146	(5)	1,198	1,206		101	8	100	—	—	—	—
Other	2,475	24	2,489	2,488		100	(1)	65	12	5	1	17
Total investment securities	$53,519	$351	$61,421	$62,064	(e)	96%	$643 (e)	87%	2%	1%	2%	8%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(c)	Includes RMBS, commercial MBS, and other securities.
(d)	The Grantor Trust RMBS were marked to market in the fourth quarter of 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(e)	Includes a $41 million unrealized loss on derivatives hedging securities available for sale.

Page - 10

BNY Mellon 3Q10 Quarterly Earnings Review

CAPITAL

Capital ratios (a)	Sept. 30, 2009	June 30, 2010	Sept. 30, 2010
Tier 1 capital ratio	11.4%	13.5%	12.2%
Total (Tier 1 plus Tier 2) capital ratio	15.3	17.2	15.7
Leverage capital ratio	6.5	6.6	5.9
Common shareholders’ equity to total assets ratio (b)	13.3	12.9	12.7
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (b)	5.2	6.3	5.3
Tier 1 common equity to risk-weighted assets ratio (b)	9.9	11.9	10.7
(a)	Includes discontinued operations. Preliminary.
(b)	See the Supplemental information section beginning on page 20 for a calculation of these ratios.

The sequential decrease in the capital ratios primarily resulted from the Acquisitions, partially offset by the issuance of $677 million (25.9 million shares) of common equity via a forward sale agreement that settled in mid-September 2010 and earnings retention. The Acquisitions, net of the equity raise, reduced the Tier 1 and Tier 1 common ratios by approximately 185 basis points and the tangible common shareholders’ equity ratio by approximately 100 basis points.

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	Dec. 31, 2009	June 30, 2010		Sept. 30, 2010
Loans:
Other residential mortgages	$190	$229		$238
Wealth management	58	62		66
Commercial real estate	61	49		39
Commercial	65	40		35
Financial institutions	172	20		16
Total nonperforming loans	546	400		394
Other assets owned	4	6		7
Total nonperforming assets	$550	$406	(a)	$401	(a)
Nonperforming loans ratio	1.5%	1.1%		1.0%
Allowance for loan losses/nonperforming loans	92.1	135.5		135.5
Total allowance for credit losses/nonperforming loans	115.0	161.3		154.3
(a)	The adoption of ASC 810 resulted in BNY Mellon consolidating loans of consolidated asset management funds of $12.1 billion at June 30, 2010 and $13.4 billion at Sept. 30, 2010. These loans are not part of BNY Mellon’s loan portfolio. Included in these loans are $131 million and $231 million of nonperforming loans, respectively. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Page - 11

BNY Mellon 3Q10 Quarterly Earnings Review

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(in millions)	Sept. 30, 2009	June 30, 2010	Sept. 30, 2010
Allowance for credit losses – beginning of period	$526	$638	$645
Provision for credit losses	147	20	(22)
Net (charge-offs) recoveries:
Other residential mortgages	(15)	(10)	(11)
Financial institutions	(18)	(1)	—
Commercial	(44)	—	(4)
Commercial real estate	—	(1)	—
Wealth Management	—	(1)	—
Total net (charge-offs) recoveries	(77)	(13)	(15)
Allowance for credit losses – end of period	$596	$645	$608
Allowance for loan losses	$456	$542	$534
Allowance for unfunded commitments	140	103	74

The provision for credit losses was a credit of $22 million in the third quarter of 2010 compared with a charge of $20 million in the second quarter of 2010 and a charge of $147 million in the third quarter of 2009. The decrease in the provision year-over-year and sequentially reflects a decline of 26% in criticized assets during the third quarter of 2010. During the third quarter of 2010, the total allowance for credit losses decreased $37 million and net charge-offs totaled $15 million.

DISCONTINUED OPERATIONS

On Jan. 15, 2010, BNY Mellon sold Mellon United National Bank (“MUNB”), its national bank subsidiary located in Florida. We have applied discontinued operations accounting to this business. The income statements for all periods in this Earnings Review are presented on a continuing operations basis. In the third quarter of 2010, we recorded an after-tax loss on discontinued operations of $3 million primarily reflecting lower of cost or market write-downs on the retained loans held for sale.

REVIEW OF BUSINESSES

See BNY Mellon’s 2009 Annual Report for information on the accounting principles of our businesses. In addition, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses.

Page - 12

BNY Mellon 3Q10 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions, unless otherwise noted)	2009		2010			3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Revenue:
Asset and wealth management:
Mutual funds	$283	$272	$246	$254	$270	(5)%	6%
Institutional clients	202	231	268	262	264	31	1
Private clients	34	38	38	37	38	12	3
Performance fees	1	59	13	19	16	N/M	N/M
Total asset and wealth management revenue	520	600	565	572	588	13	3
Distribution and servicing	63	56	47	49	52	(17)	6
Other	2	6	17	—	25	N/M	N/M
Total fee and other revenue (a)	585	662	629	621	665	14	7
Net interest revenue	7	3	—	1	(1)	N/M	N/M
Total revenue	592	665	629	622	664	12	7
Noninterest expense (ex. intangible amortization and support agreement charges)	408	447	433	458	470	15	3
Income before taxes (ex. intangible amortization and support agreement charges)	184	218	196	164	194	5	18
Support agreement charges	32	—	—	(7)	26	N/M	N/M
Amortization of intangible assets	53	56	50	50	50	(6)	—
Income before taxes	$99	$162	$146	$121	$118	19%	(2)%
Pre-tax operating margin	17%	24%	23%	19%	18%
Pre-tax operating margin (ex. intangible amortization) (b)	26%	33%	31%	27%	25%
Market value of assets under management at period-end (in billions)	$897	$1,045	$1,034	$980	$1,071	19%	9%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(2)	$13	$15	$13	$11
Money market (in billions)	$(14)	$(22)	$(25)	$(17)	$18
(a)	See Operations of consolidated asset management funds on page 9 for the impact of noncontrolling interests on the income statement.
(b)	The pre-tax operating margin, excluding intangible amortization and support agreement charges was 31% for 3Q09, 33% for 4Q09, 31% for 1Q10, 26% for 2Q10 and 29% for 3Q10.

N/M – Not meaningful.

KEY POINTS

•

Total revenue was up 7% (unannualized) sequentially and 12% year-over-year. The year-over-year increase reflects the impact of the Insight acquisition, improved market values and net new business. The sequential increase reflects the impact of net new business, higher market values and higher seed capital gains.

•

Net long-term inflows were $11 billion and short-term inflows were $18 billion in 3Q10. Long-term inflows benefited from strength in institutional fixed income and global equity products and the sixth consecutive quarter of positive flows in retail funds. Approximately 75% of long-term net inflows in the third quarter of 2010 occurred in September.

•

Noninterest expense (ex. intangible amortization and support agreement charges) increased 15% year-over-year and 3% (unannualized) sequentially. The year-over-year increase primarily reflects the impact of the Insight acquisition and higher incentive expense. The sequential increase primarily resulted from higher incentive expense.

•	51% non-U.S. revenue in 3Q10 vs. 42% in 3Q09.

Page - 13

BNY Mellon 3Q10 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals, families, endowments and foundations and related entities)

(dollar amounts in millions, unless otherwise noted)	2009		2010			3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Revenue:
Asset and wealth management	$133	$136	$136	$134	$133	—%	(1)%
Other	13	15	10	13	11	(15)	(15)
Total fee and other revenue	146	151	146	147	144	(1)	(2)
Net interest revenue	49	46	55	56	58	18	4
Total revenue	195	197	201	203	202	4	—
Provision for credit losses	—	1	—	—	—	—	—
Noninterest expense (ex. intangible amortization)	135	138	136	145	140	4	(3)
Income before taxes (ex. intangible amortization)	60	58	65	58	62	3	7
Amortization of intangible assets	12	11	9	9	9	(25)	—
Income before taxes	$48	$47	$56	$49	$53	10%	8%

Pre-tax operating margin	25%	24%	28%	24%	26%
Pre-tax operating margin (ex. intangible amortization)	31%	29%	32%	28%	31%

Average loans	$6,010	$6,191	$6,302	$6,350	$6,503	8%	2%
Average deposits	$6,602	$6,804	$7,310	$7,991	$8,416	27%	5%

Market value of total client assets under management and custody at period end (in billions)	$151	$154	$157	$150	$161	7%	7%
N/M	– Not meaningful.

KEY POINTS

•

Wealth Management generated 300 basis points of positive operating leverage sequentially, excluding intangible amortization. Income before taxes (excluding intangible amortization) increased 3% compared to 3Q09 and 7% (unannualized) compared to 2Q10.

•	Total fee and other revenue decreased 1% compared with 3Q09 and 2% (unannualized) sequentially. Both decreases primarily reflect lower capital markets fees.
•	Total client assets were $161 billion at Sept. 30, 2010, up 7%, year-over year and sequentially, primarily reflecting market appreciation, the I(3) Wealth Advisors acquisition and new business.
•

Net interest revenue increased 18% year-over-year and 4% (unannualized) sequentially. The year-over-year increase was primarily due to high quality loan growth, higher deposit levels and the higher yield related to the restructured investment securities portfolio. The sequential increase reflects higher deposit levels and higher deposit margins. Average loans increased 8% year-over-year and 2% (unannualized) sequentially. Average deposit levels increased 27% year-over-year and 5% (unannualized) sequentially.

•

Noninterest expense (excluding intangible amortization) increased 4% compared to 3Q09 and decreased 3% (unannualized) sequentially. The year-over-year increase primarily reflects the impact of the annual merit increase given in 2Q10, production-related incentives, investment in advertising and increased FDIC expenses, partially offset by workforce reductions and expense control. The sequential decrease reflects overall expense control.

•	Completed acquisition of I(3) Wealth Advisors of Toronto in 3Q10.
•	Wealth Management has office sites in 17 states and 4 countries, including 16 of the top 25 domestic wealth markets.

Page - 14

BNY Mellon 3Q10 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions,	2009		2010			3Q10 vs.
unless otherwise noted)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Revenue:
Securities servicing fees – Asset servicing revenue	$573	$581	$569	$586	$786	37%	34%
Securities lending revenue	32	25	24	30	26	(19)	(13)
Foreign exchange and other trading revenue	190	177	170	207	135	(29)	(35)
Other	50	33	35	83	42	(16)	(49)
Total fee and other revenue	845	816	798	906	989	17	9
Net interest revenue	229	205	210	216	215	(6)	—
Total revenue	1,074	1,021	1,008	1,122	1,204	12	7
Noninterest expense (ex. intangible amortization and support agreement charges)	748	788	740	765	895	20	17
Income before taxes (ex. intangible amortization and support agreement charges)	326	233	268	357	309	(5)	(13)
Support agreement charges	(19)	(5)	(23)	16	(11)	N/M	N/M
Amortization of intangible assets	6	6	6	5	18	N/M	N/M
Income before taxes	$339	$232	$285	$336	$302	(11)%	(10)%

Pre-tax operating margin	32%	23%	28%	30%	25%
Pre-tax operating margin (ex. intangible amortization)	32%	23%	29%	30%	27%

Market value of securities on loan at period end (in billions) (a)	$299	$247	$253	$248	$279	(7)%	13%

Average deposits	$52,271	$51,755	$52,183	$55,343	$57,849	11%	5%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing businesses.

N/M – Not meaningful.

KEY POINTS

•

Securities servicing fees increased 37% compared with 3Q09 and 34% (unannualized) sequentially. Both increases primarily reflect the impact of the Acquisitions, higher market values, new business and asset inflows from existing clients.

•

Securities lending fees decreased $6 million compared with 3Q09 and $4 million sequentially. The year-over-year decrease reflects narrower spreads and lower loan balances while the sequential decrease reflects seasonally lower spreads, partially offset by higher loan balances. Spreads decreased 25% compared with 3Q09 and 26% sequentially. Volumes decreased 1% compared with 3Q09 and increased 9% (unannualized) sequentially.

•

Foreign exchange and other trading revenue decreased 29% compared with 3Q09 and 35% (unannualized) sequentially. The year-over-year decrease reflects lower volatility. The sequential decrease primarily resulted from lower volatility and seasonally lower volumes.

•	Other revenue decreased year-over-year and sequentially. The sequential decline resulted from lower foreign currency translation gains.
•

Net interest revenue decreased 6% year-over-year and was unchanged sequentially. The decrease compared with 3Q09 resulted from lower spreads on deposits, partially offset by the higher deposit balances and the higher yield related to the restructured investment securities portfolio.

•

Noninterest expense (excluding intangible amortization and support agreement charges) increased $147 million compared with 3Q09 and $130 million sequentially. Both increases primarily reflect the impact of the Acquisitions. Excluding the impact of the Acquisitions, expenses decreased year-over-year and sequentially as a result of overall expense control.

•	3Q10 new business wins totaled $480 billion (win rate of 68%).
•	37% non-U.S. revenue in 3Q10 vs. 39% in 3Q09.

Page - 15

BNY Mellon 3Q10 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

(dollar amounts in millions)	2009		2010			3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Revenue:
Securities servicing fees - issuer services	$359	$367	$333	$353	$364	1%	3%
Other	30	43	25	27	35	17	30
Total fee and other revenue	389	410	358	380	399	3	5
Net interest revenue	180	203	252	216	204	13	(6)
Total revenue	569	613	610	596	603	6	1
Noninterest expense (ex. intangible amortization)	304	318	304	318	304	—	(4)
Income before taxes (ex. intangible amortization)	265	295	306	278	299	13	8
Amortization of intangible assets	20	20	20	21	21	5	—
Income before taxes	$245	$275	$286	$257	$278	13%	8%

Pre-tax operating margin	43%	45%	47%	43%	46%
Pre-tax operating margin (ex. intangible amortization)	47%	48%	50%	47%	50%

Number of depositary receipt programs	1,322	1,330	1,336	1,345	1,353	2%	1%
Average deposits	$43,183	$47,320	$48,470	$44,560	$44,085	2%	(1)%

KEY POINTS

•	Issuer Services generated 600 basis points of positive operating leverage compared with 3Q09 and 500 basis points sequentially, excluding intangible amortization.

•	Total revenue increased 6% compared to 3Q09 and 1% (unannualized) sequentially:

•

Corporate Trust – Total revenue increased year-over-year and was flat sequentially. The year-over-year increase reflects higher net interest revenue driven by the higher yield related to the restructured investment securities portfolio partially offset by the weakness in the global debt issuance markets.

•

Depositary Receipts – Total revenue increased year-over-year and sequentially primarily due to higher corporate action fees and new business. Depositary Receipt issuances have exceeded cancellations for six consecutive quarters.

•

Shareowner Services – Total revenue decreased year-over-year and sequentially. The year-over-year decline reflects lower corporate action fees, lower employee stock option plan fees and lower net interest revenue. The sequential decline primarily reflects seasonality, as well as the same factors impacting the year-over-year decline.

•

Noninterest expense (excluding intangible amortization) was flat year-over-year and decreased 4% sequentially reflecting ongoing expense management efforts. The sequential decrease also resulted from lower legal expense.

•	46% non-U.S. revenue in 3Q10 vs. 39% in 3Q09.

Page - 16

BNY Mellon 3Q10 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

(dollar amounts in millions, unless otherwise noted)	2009		2010			3Q10 vs.
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Revenue:
Securities servicing fees – clearing services	$232	$219	$227	$240	$251	8%	5%
Other	59	45	44	36	42	(29)	17
Total fee and other revenue	291	264	271	276	293	1	6
Net interest revenue	81	90	95	93	90	11	(3)
Total revenue	372	354	366	369	383	3	4
Noninterest expense (ex. intangible amortization)	245	241	255	270	279	14	3
Income before taxes (ex. intangible amortization)	127	113	111	99	104	(18)	5
Amortization of intangible assets	6	7	6	7	8	33	14
Income before taxes	$121	$106	$105	$92	$96	(21)%	4%

Pre-tax operating margin	33%	30%	29%	25%	25%
Pre-tax operating margin (ex. intangible amortization)	34%	32%	30%	27%	27%

Average active accounts (in thousands)	4,771	4,758	4,811	4,896	4,929	3%	1%
Average margin loans	$4,322	$4,651	$5,229	$5,775	$6,261	45%	8%
Average payables to customers and broker-dealers	$5,845	$6,476	$6,495	$6,593	$6,888	18%	4%

KEY POINTS

•

Total fee and other revenue increased 1% compared to 3Q09 and 6% (unannualized) sequentially primarily as a result of the GIS acquisition. Excluding the GIS acquisition, total fee and other revenue decreased both year-over-year and sequentially. The year-over-year decrease resulted from lower transaction volumes and lower money market related distribution fees, while the sequential decrease was primarily due to lower transaction volumes.

•

Net interest revenue increased 11% compared with 3Q09 and decreased 3% (unannualized) sequentially. The year-over-year increase was driven by the higher yield related to the restructured investment securities portfolio.

•

Noninterest expense (excluding intangible amortization) increased 14% compared to 3Q09 and 3% (unannualized) sequentially. Both increases were primarily due to the GIS acquisition. The year-over-year increase also reflects higher expenses in support of future client conversions. Excluding the impact of the GIS acquisition, noninterest expense decreased sequentially as a result of lower clearing expense driven by lower volumes.

Page - 17

BNY Mellon 3Q10 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2009		2010			3Q10 vs.
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	3Q09	2Q10
Revenue:
Treasury services	$124	$130	$127	$121	$127	2%	5%
Other	82	92	98	75	87	6	16
Total fee and other revenue	206	222	225	196	214	4	9
Net interest revenue	149	148	176	161	148	(1)	(8)
Total revenue	355	370	401	357	362	2	1
Noninterest expense (ex. intangible amortization)	180	187	182	188	188	4	—
Income before taxes (ex. intangible amortization)	175	183	219	169	174	(1)	3
Amortization of intangible assets	6	6	6	5	6	—	20
Income before taxes	$169	$177	$213	$164	$168	(1)%	2%

Pre-tax operating margin	48%	48%	53%	46%	47%
Pre-tax operating margin (ex. intangible amortization)	50%	50%	55%	47%	48%

Average loans	$11,648	$10,982	$10,436	$10,290	$9,885	(15)%	(4)%
Average deposits	$19,989	$22,138	$22,257	$22,209	$21,912	10%	(1)%

KEY POINTS

•	Total fee and other revenue increased 4% year-over-year and 9% (unannualized) sequentially. Both increases reflect the impact of the GIS acquisition, as well as higher global payment services revenue.

•

Net interest revenue was flat year-over-year and decreased 8% (unannualized) sequentially. Year-over-year, the increase resulting from the higher yield related to the restructured investment securities portfolio was offset by lower average loan balances reflecting our credit strategy to reduce targeted risk exposure. The sequential decrease reflects a lower level of loans and deposits as well as lower spreads.

•

Noninterest expense (excluding intangible amortization) increased 4% compared with 3Q09 and was unchanged sequentially. The year-over-year increase reflects the impact of the GIS acquisition and higher litigation expense. On a sequential basis, the impact of the GIS acquisition was offset by ongoing expense management efforts.

Page - 18

BNY Mellon 3Q10 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

	2009		2010
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Fee and other revenue	$(4,685)	$52	$143	$61	$13
Net interest revenue (expense)	21	29	(23)	(21)	4
Total revenue	(4,664)	81	120	40	17
Provision for credit losses	147	64	35	20	(22)
Noninterest expense (ex. Special litigation reserves, intangible amortization, M&I expenses and restructuring charges)	125	152	119	66	138
Income (loss) before taxes (ex. Special litigation reserves, intangible amortization, M&I expenses and restructuring charges)	(4,936)	(135)	(34)	(46)	(99)
Special litigation reserves	N/A	N/A	164	N/A	N/A
Amortization of intangible assets	1	1	—	1	(1)
M&I expenses	54	52	26	14	56
Restructuring charges	(5)	139	7	(15)	15
Income (loss) before taxes	$(4,986)	$(327)	$(231)	$(46)	$(169)

N/A – Not applicable.

KEY POINTS

•

Total fee and other revenue increased $4.7 billion compared to 3Q09 and decreased $48 million compared to 2Q10. The year-over-year increase primarily reflects the charge related to the restructuring of the investment securities portfolio recorded in the third quarter of 2009. The sequential decrease primarily reflects lower foreign currency translation gains, lower leasing gains and lower securities gains.

•

Noninterest expense (excluding intangible amortization, M&I expenses and restructuring charges) increased $13 million compared to 3Q09 and $72 million sequentially. The sequential increase reflects higher litigation expense and government assessments.

Page - 19

BNY Mellon 3Q10 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income (loss) and EPS – GAAP to Non-GAAP	3Q09			3Q10
(in millions, except per common share amounts)	Net income	EPS (a)		Net income	EPS (a)
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis (a)	$(2,458)	$(2.05)		$622	$0.51
Discontinued operations income (loss)	(19)	(0.02)		(3)	—
Continuing operations – GAAP	(2,439)	(2.04	)(b)	625	0.51
Less: Net securities gains (losses)	(3,047)	(2.54)		N/M	N/M
Add: Restructuring charges	N/M	N/M		8	0.01
M&I expenses	34	0.03		37	0.03
Net income from continuing operations applicable to common shareholders excluding net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP	642	0.54	(b)	670	0.55
Add: Intangible amortization	65	0.05		70	0.06
Net income from continuing operations applicable to common shareholders excluding net securities gains (losses), restructuring charges, M&I expenses and intangible amortization – Non-GAAP	$707	$0.59		$740	$0.61
(a)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities of $- million in the third quarter of 2009 and $5 million in the third quarter of 2010.
(b)	Does not foot due to rounding.
N/M	– Not meaningful.

Asset servicing revenue (in millions)			3Q09	2Q10	3Q10
Asset servicing revenue			$643	$668	$870
Less: Securities lending fee revenue			43	46	38
Asset servicing revenue excluding securities lending fee revenue			$600	$622	$832

Asset and wealth management fee revenue				3Q10 vs.
(dollars in millions)	3Q09	2Q10	3Q10	3Q09	2Q10
Asset and wealth management fee revenue	$664	$686	$696	5%	1%
Less: Performance fees	1	19	16
Add: Revenue from consolidated asset management funds, net of noncontrolling interests	—	29	36
Asset and wealth management fee revenue excluding performance fees	$663	$696	$716	8%	3%

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BNY Mellon 3Q10 Quarterly Earnings Review

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	3Q09	4Q09	1Q10	2Q10	3Q10
Income (loss) from continuing operations before income taxes – GAAP	$(3,965)	$672	$884	$1,006	$834
Less: Net securities gains (losses)	(4,833)	15	7	13	6
Noncontrolling interests of consolidated asset management funds	—	—	24	33	(12)
Add: Special litigation reserves	N/A	N/A	164	N/A	N/A
Asset-based taxes	20	—	—	—	—
Restructuring charges	(5)	139	7	(15)	15
M&I expenses	54	52	26	14	56
Intangible amortization	104	107	97	98	111
Income (loss) from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, asset-based taxes, restructuring charges, M&I expenses and intangible amortization – Non-GAAP	$1,041	$955	$1,147	$1,057	$1,022
Fee and other revenue (loss) – GAAP	$(2,223)	$2,577	$2,529	$2,555	$2,668
Income of consolidated asset management funds – GAAP	—	—	65	65	37
Net interest revenue – GAAP	716	724	765	722	718
Total revenue (loss) – GAAP	(1,507)	3,301	3,359	3,342	3,423
Less: Net securities gains (losses)	(4,833)	15	7	13	6
Noncontrolling interests of consolidated asset management funds	—	—	24	33	(12)
Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated asset management funds – Non-GAAP	$3,326	$3,286	$3,328	$3,296	$3,429
Pre-tax operating margin (a)	N/M	20%	26%	30%	24%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, asset-based taxes, restructuring charges, M&I expenses and intangible amortization – Non-GAAP (a)	31%	29%	34%	32%	30%
(a)	Income (loss) before taxes divided by total revenue.
N/A	– Not applicable.
N/M	– Not meaningful.

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BNY Mellon 3Q10 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)	3Q09	4Q09	1Q10	2Q10	3Q10
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$(2,458)	$593	$559	$658	$622
Less: Loss from discontinued operations, net of tax	(19)	(119)	(42)	(10)	(3)
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	(2,439)	712	601	668	625
Add: Intangible amortization	65	66	62	60	70
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	(2,374)	778	663	728	695
Less: Net securities gains (losses)	(3,047)	31	5	8	4
Add: Special litigation reserves	N/A	N/A	98	N/A	N/A
Restructuring charges	(3)	86	5	(9)	8
M&I expenses	34	33	16	9	37
Benefit of tax settlements	—	(133)	—	—	—
Net income from continuing operations excluding net securities gains (losses), special litigation reserves, restructuring charges, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP	$704	$733	$777	$720	$736

Average common shareholders’ equity	$28,144	$28,843	$29,715	$30,434	$31,834
Less: Average goodwill	16,048	16,291	16,143	16,073	17,798
Average intangible assets	5,608	5,587	5,513	5,421	5,956
Add: Deferred tax liability – tax deductible goodwill	666	720	720	746	763
Deferred tax liability – non-tax deductible intangible assets	1,717	1,680	1,660	1,649	1,634
Average tangible common shareholders’ equity – Non-GAAP	$8,871	$9,365	$10,439	$11,335	$10,477

Return on common equity – GAAP (a)	N/M	9.8%	8.2%	8.8%	7.8%
Return on common equity excluding net securities gains (losses), special litigation reserves, restructuring charges, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP (a)	9.9%	10.1%	10.6%	9.5%	9.2%

Return on tangible common equity – Non-GAAP (a)	N/M	33.0%	25.8%	25.8%	26.3%
Return on tangible common equity excluding net securities gains (losses), special litigation reserves, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP (a)	31.5%	31.1%	30.2%	25.5%	27.9%
(a)	Annualized

N/A – Not applicable.

N/M – Not meaningful.

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BNY Mellon 3Q10 Quarterly Earnings Review

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2009	June 30, 2010	Sept. 30, 2010
Common shareholders’ equity at period end – GAAP	$28,295	$30,396	$32,153
Less: Goodwill	16,022	16,106	18,073
Intangible assets	5,574	5,354	5,818
Add: Deferred tax liability – tax deductible goodwill	666	746	763
Deferred tax liability – non-tax deductible intangible assets	1,717	1,649	1,634
Tangible common shareholders’ equity at period end – Non-GAAP	$9,082	$11,331	$10,659

Total assets at period end – GAAP	$212,007	$235,693	$254,157
Less: Assets of consolidated asset management funds	—	13,260	14,605
Subtotal assets of operations – Non-GAAP	212,007	222,433	239,552
Less: Goodwill	16,022	16,106	18,073
Intangible assets	5,574	5,354	5,818
Cash on deposit with the Federal Reserve and other central banks (a)	15,003	21,548	15,750
Tangible assets of operations at period end – Non-GAAP	$175,408	$179,425	$199,911

Common shareholders’ equity to total assets – GAAP	13.3%	12.9%	12.7%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.2%	6.3%	5.3%

Period end common shares outstanding (in thousands)	1,204,244	1,214,042	1,240,454

Book value per common share	$23.50	$25.04	$25.92
Tangible book value per common share – Non-GAAP	$7.54	$9.33	$8.59
(a) Assigned a zero percent risk weighting by the regulators.
Calculation of the Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Sept. 30, 2009	June 30, 2010	Sept. 30, 2010
Total Tier 1 capital	$12,543	$13,857	$13,026
Less: Trust preferred securities	1,682	1,663	1,680
Total Tier 1 common equity	$10,861	$12,194	$11,346

Total risk-weighted assets	$110,135	$102,807	$106,460

Tier 1 common equity to risk-weighted assets ratio	9.9%	11.9%	10.7%

(a)    On a regulatory basis.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of Oct. 19, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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